Exhibit 23.2

CHARTERED

ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-174617, 333-158533, and 333-141353) of International Tower Hill Mines Ltd. (“the Company”) of our report, dated March 16, 2012, with respect to the Company’s consolidated financial statements included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ MacKay LLP

Vancouver, British Columbia
Mach 13, 2013